Exhibit 5.2

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO

August 20, 2026

D. Boral Capital LLC

1185 Avenue of the Americas, 31st floor

New York, New York 10036

AND

To the Purchasers identified on Schedule A Attached Hereto

Ladies and Gentlemen:

We have acted as special counsel to K Wave Media Ltd., a Cayman Islands exempted company (the “Company”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of August 19, 2026 (the “Agreement”), between the Company and the purchasers identified on Schedule A hereto (collectively, the “Purchasers”) relating to the proposed sale of shares of the Company’s ordinary shares, $0.003 par value per share (the “Ordinary Shares”). The Company has agreed to sell 526,314 Ordinary Shares (the “Shares”) pursuant to the Agreement, the Registration Statement (as defined below), the related prospectus dated June 30, 2026 (the “Base Prospectus”), and the prospectus supplement dated August 20, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulation under the Securities Act of 1933, as amended (the “Securities Act”). All references to the Registration Statement and the Prospectus include the documents incorporated by reference therein (the “Incorporated Documents”), except that, to the extent a statement contained in the Prospectus modifies or supersedes any statement contained in a document incorporated by reference in the Prospectus, any such statement so modified or superseded shall not constitute a part of the Prospectus or Registration Statement except as so modified or superseded. This opinion is being rendered to D. Boral Capital LLC, as placement agent, and the Purchasers identified on Schedule A hereto at the request of the Company pursuant to Section 2.2(a)(ii) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

Duane Morris Llp
901 NEW YORK AVENUE N.W., SUITE 700 EAST WASHINGTON, D.C. 20001-4795	Phone: +1 202 776 7800 Fax: +1 202 776 7801

D. Boral Capital LLC August 20, 2026 Page 2

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.	the Agreement;

2.	the Registration Statement on Form F-3 (SEC File No. 333-297167) filed by the Company with the Commission on June 30, 2026 (the “Registration Statement”);

3.	the Base Prospectus;

4.	the Prospectus Supplement;

5.	the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Charter”);

6.	a certificate of an officer of the Company as to certain factual matters;

7.	a certificate of the Chief Financial Officer of the Company as to certain financial figures as set forth in the Company’s Annual Report on Form 20-F;

8.	a certificate of the Secretary of the Company attesting to, among other matters, (i) the absence of any amendment to the Charter, or of any proceedings therefor, since the date of the certification thereof referred to in item 6 above, (ii) resolutions adopted by the Board of Directors of the Company, and (iii) the incumbency of certain persons; and

9.	the agreements and instruments, not listed above, filed as exhibits to the Registration Statement or the Incorporated Documents.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the representations and warranties contained in the Agreement and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

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As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified. “Primary Lawyer Group” means any lawyer in this firm who (i) signs this opinion letter on behalf of the firm or (ii) actively renders legal services in connection with negotiating, documenting or reviewing the transactions contemplated by the Agreement (the “Transactions”). In connection with delivering this opinion letter, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers practicing law with this firm or any review of files maintained by this firm.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Registration Statement and Prospectus complied as to form in all material respects with the requirements of the Securities Act, and the applicable rules and regulations of the Commission thereunder (in each case other than the financial statements and schedules and other company and financial data included or incorporated by reference therein, as to which we express no opinion). To our knowledge, the Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the Registration Statement or any SEC Report or described in the Registration Statement or Prospectus or any SEC Report, as applicable, that has not been so filed, incorporated by reference or described as required; provided, however, that notwithstanding the foregoing we have relied upon the judgment of the Company regarding the materiality of these agreements.

2.	The Registration Statement was declared effective under the Securities Act on July 9, 2026. The Prospectus Supplement was filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on August 20, 2026. To our knowledge, based on a review of the portion of the Commission’s website pertaining to stop orders available at https://www.sec.gov/enforcement-litigation/stop-orders, no stop order proceedings with respect thereto are pending or threatened under the Securities Act and any required filing of the Prospectus Supplement, pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

3.	No consent, approval, authorization, license, registration, qualification or order of any court or any federal or state governmental or regulatory authority is required to be obtained or made by the Company in connection with (i) the issuance and sale of the Shares, or (ii) the due authorization, execution, delivery or performance of the Transaction Documents by the Company or the consummation of the transactions contemplated thereby, except such as have been obtained under the Securities Act and from Nasdaq or as may be required by FINRA or under state securities laws in connection with the purchase of the Shares and have been obtained.

D. Boral Capital LLC August 20, 2026 Page 4

4.	To our knowledge, there are no actions, suits, claims, government investigations, arbitrations or proceedings pending against the Company, or affecting any of its properties or assets, of a character required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or Prospectus as required by the Securities Act and the rules thereunder.

5.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act. In rendering the opinion set forth in this Paragraph 5, we have relied, as to all factual matters, solely on an officer’s certificate. We note that, for purposes of determining whether an entity is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “ICA”), it is necessary to examine the “value” of the assets of such entity within the meaning of Section 2(a)(41)(A) of the ICA, which provides that the “value” of certain assets held by an entity shall be the “fair value” of such assets as determined in good faith by such entity’s board of directors (or similar governing body). Although the officer’s certificate makes certain certifications regarding the value of assets, the officer who executed the officer’s certificate did not request the Board of Directors of the Company or any person to determine the value of any assets required to be valued at “fair value” pursuant to the ICA, but obtained values from other sources they deemed to be reliable.

6.	The information in the Registration Statement set forth under the headings “Description of Share Capital and Articles of Association” insofar as such statements purport to constitute a summary of documents or matters of law, and those statements in the Registration Statement that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

7.	To our knowledge, no Person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, except as described in the Registration Statement and the Prospectus, including documents incorporated by reference thereto, to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

The opinions expressed herein are limited to the federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Agreement (collectively, the “Applicable Laws”). In addition, Applicable Laws shall not include (i) state “blue sky” and securities laws, (ii) any laws, rules or regulations of FINRA, and (iii) laws, rules or regulations related to patents, copyrights, trademarks and other intellectual property matters. No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (x) the United States of America, other than the Applicable Laws or (y) any jurisdiction other than the United States of America, whether in any such case applicable directly or through the Applicable Laws.

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The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions expressed herein are rendered solely for your benefit in connection with the Agreement. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Duane Morris LLP